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                                                                     Exhibit 5.1
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                                 July 27, 2001



(212) 351-4000                                                     C 43324-00010

IWO Holdings, Inc.
319 Great Oaks Boulevard
Albany, New York 12203

     Re:  IWO Holdings, Inc.
          ------------------
          Registration Statement on Form S-1
          ----------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to IWO Holdings, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a
                  -------
Registration Statement on Form S-1 (the "Registration Statement") under the
                                         ----------------------
Securities Act of 1933, as amended, relating to (i) the resale of up to 160,000 warrants (the "Warrants") to purchase shares of Class C Common Stock, par value
               --------
$0.01 per share (the "Common Stock"), of the Company by certain holders named in
                      ------------
the prospectus, included as part of the Registration Statement, and in any supplement thereto and (ii) the issuance of up to 2,000,040 shares of Common Stock (the "Warrant Shares") upon exercise of the Warrants.
            --------------

     The Warrants were issued pursuant to a Warrant Agreement (the "Warrant
                                                                    -------
Agreement"), dated as of February 2, 2001, between the Company and the Warrant
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Agent. The Warrants and the Warrant Agreement are sometimes collectively referred to herein as the "Securities Documents").
                           --------------------

     In rendering this opinion, we have made such inquiries and examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, certificates, instruments and other documents as we have considered necessary or appropriate for purposes of this opinion. Further we have assumed that the signatures on all documents examined by us are genuine, all individuals executing such documents had all requisite legal capacity and competency and (except in the case of documents signed on behalf of
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IWO Holdings, Inc.
July 27, 2001
Page 2


the Company) were duly authorized, the documents submitted to us as originals are authentic and the documents submitted to us as certified or reproduction copies conform to the originals.

     Based on the foregoing and in reliance thereon, we are of the opinion that:

          (i) the Warrants have been duly authorized, executed and delivered by the Company and are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

          (ii) the Company has duly authorized and reserved for issuance the Warrant Shares to be issued upon exercise of the Warrants and, when issued and delivered upon the exercise of the Warrants against payment of the exercise price as provided in the Warrant Agreement, the Warrant Shares will be validly issued, fully paid and non-assessable.

     The foregoing opinions are subject to the following exceptions, qualifications and limitations:

          A. Our opinions are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors' generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

          B. We express no opinion regarding the effectiveness of any waiver of stay, extension or usury laws or of unknown future rights.

          C. We express no opinion as to the validity, binding nature or enforceablility of provisions in the Securities Documents providing for indemnification or contribution.


          D. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York, the United States of America and, only with respect to (i) the due authorization, execution and delivery of the Warrants and (ii) the due authorization, reservation for issuance and delivery of the Warrant Shares to be issued upon exercise of the Warrants, the General Corporation Law of the State of Delaware. This opinion is limited to the effect of the present state of the laws of the State of New York, the United States of America and the General Corporation Law of the State of Delaware, and to the facts as they presently exist. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the General Corporation Law of the State of Delaware as currently in effect and have made such inquiries as we consider necessary to render the opinions contained herein. We assume no obligation to revise or supplement this opinion in the event of changes in such laws or the interpretations thereof or in the event of changes in such facts.

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IWO Holdings, Inc.
July 27, 2001
Page 3


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to this firm under the heading "Legal Matters" contained in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                              Very truly yours,



                              /s/ GIBSON, DUNN & CRUTCHER LLP